EXHIBIT 10.13

                                      LEASE


DATED:            February 4, 1998

BETWEEN:          COLUMBIA TECH CENTER, L.L.C.,
                  a Washington limited liability company                LANDLORD

AND:              LABTEC, INC.,
                  a Delaware corporation                                  TENANT


                  Tenant wishes to lease from Landlord the following described property, hereinafter referred to as "the Premises":

                  Approximately 60,000 square feet of warehouse and office space located in Building No. 28, Columbia Tech Center, and generally as located on the attached Exhibit A.

                  If the Premises consist of a portion but not all of a building, the building housing the Premises is hereinafter referred to as "the Building."

                  Landlord leases the Premises to Tenant for a term of 84 months commencing May 1, 1999 and continuing through April 30, 2006. Base rent shall be according to the following schedule:


                                                       Base Rent
      Period                                           Per Month*
      May 1, 1999 through April 30, 2002               $20,760.00
      May 1, 2002 through April 30, 2005               $22,006.00
      May 1, 2005 through April 30, 2006               $23,326.00

                  *Based upon 60,000 total square feet of space and 600 square feet of office space within the Premises. Base rent amounts may be modified after all tenant improvements are completed if the final office space square footage is other than 600 square feet. In the event that the final office square footage feet is greater than 600 square feet, then the base rent shall be increased by a sum equal to the difference between 600 square feet and the final office square footage, multiplied by $7.20 per year.

                  Rent for the first month of the Lease term shall be paid upon Landlord delivery of possession of the Premises to Tenant. All rent, including base rent together with the charges, taxes and expenses to be paid to Landlord specified in Paragraphs 3 and 4 of this Lease, is payable in advance on the first day of each calendar month. If Landlord consents, Tenant may occupy the Premises prior to such commencement date upon payment of rent on a prorated basis and compliance with all terms of this Lease.

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                  Delivery  of  possession  shall  occur when the  Premises  are occupied by Tenant or are ready to be occupied by Tenant with all work to be performed by Landlord substantially completed. No notice shall be required from Landlord if the Premises are ready on the date set for commencement of the term or on the first business day thereafter. If Landlord is unable to deliver possession of the Premises to Tenant because of strikes, acts of God, or any other cause beyond Landlord's control, then Tenant may take possession when Landlord notifies Tenant that the Premises are ready for possession, and the term of this Lease shall commence on the first day of the first month following
such  date  and  continue  for  the  specified  number  of  months   thereafter,
notwithstanding the commencement and termination dates stated above. Tenant shall owe no rent until the Premises are ready for possession. Landlord shall have no liability for such delays in delivery of possession, and neither party shall have the right to terminate except that Landlord may cancel this Lease without liability if permission to construct, use, or furnish necessary utilities to the Premises is denied or revoked by any governmental agency or public utility with such authority. Notwithstanding the foregoing, if Landlord has not delivered possession of the Premises on or before July 1, 1999, Tenant may rescind this Lease by notice in writing to Landlord given at any time thereafter prior to the date on which possession is tendered by Landlord.

                  This Lease is subject to the following additional terms to which the parties agree:

         1.       Use of the Premises.

                  1.1 Tenant shall use the Premises for the purpose of conducting the following business and for no other purpose without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed:

                       General warehouse, office, shipping and receiving for Tenant's products.

                       If such use is prevented by any law or government regulation, Tenant may use the Premises for other reasonable uses.

                  1.2 In connection with its use, Tenant shall at its expense comply with all applicable laws, ordinances, and regulations of any public authority, including those requiring alteration of the Premises because of Tenant's specific use; shall create no nuisance nor allow any objectionable liquid, odor, or noise to be emitted from the Premises; shall store no gasoline or other highly combustible materials on the Premises which would violate any applicable fire code or regulation nor conduct any operation that will increase Landlord's fire insurance rates for the Premises; and shall not overload the floors or electrical circuits of the Premises. Landlord shall have the right to approve the installation of any power-driven machinery by Tenant and may select a qualified electrician whose opinion will control regarding electrical circuits and a qualified engineer or architect whose opinion will control regarding floor loads. Allowable ground floor load shall be 500 pounds per square foot. Landlord agrees that, as of the commencement of this Lease, the Premises are acceptable for Tenant's use as shown in Paragraph 1.

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                  1.3 Tenant may erect a sign  stating its name,  business,  and product after first securing Landlord's written approval, which approval shall not be unreasonably withheld or delayed of the size, color, design, wording, and location, and all necessary governmental approvals. No signs shall be painted on the Building or exceed the height of the Building. All signs installed by Tenant shall be removed upon termination of this Lease with the sign location restored to its former state.

                  1.4  Tenant   shall  make  no   alterations,   additions,   or
improvements to the Premises exceeding a cost of $1,000.00 or change the color of the exterior without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed and without a valid building permit issued by the appropriate governmental agency. Upon termination of this Lease, any such alterations, additions, or improvements (including without limitation all electrical, lighting, plumbing, heating and air-conditioning equipment, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures) shall at once become part of the realty and belong to Landlord unless the terms of the applicable consent provide otherwise, or Landlord requests that part or all of the additions, alterations, or improvements be removed. In such case, Tenant shall at its sole cost and expense promptly remove the specified additions, alterations, or improvements and repair and restore the Premises to its original condition. Notwithstanding the foregoing, if during the term of this Lease or any extensions thereof Tenant should install any trade fixtures within the Premises, Tenant may, at its sole cost and expense, remove such fixtures, and if Tenant removes such fixtures, Tenant shall, at its sole cost and expense, restore the Premises to its original condition.

         2.       Security Deposit.

                  Upon execution of this Lease, Tenant shall deposit with Landlord the sum of $23,326.00, hereinafter referred to as "the Security Deposit," to secure the faithful performance by Tenant of each term, covenant, and condition of this Lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant, and condition on its part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit
(i) to the extent of any sum due to Landlord; or (ii) to make any required payment on Tenant's behalf; or (iii) to compensate Landlord for any loss, damage, attorneys' fees, or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within five (5) days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum; Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Should Tenant comply with all of the terms, covenants, and conditions of this Lease and at the end of the term of this Lease leave the Premises in the condition required by this Lease, then the Security Deposit, less any sums owing to Landlord, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder) within thirty (30) days after the termination of this Lease and vacancy of the Premises by Tenant.

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         3.       Utility Charges; Maintenance.

                  3.1 Tenant shall pay when due all charges for electricity, natural gas, water, garbage collection, janitorial service, sewer, and all other utilities of any kind furnished to the Premises during the lease term. If charges are not separately metered or stated, Landlord shall apportion the utility charges on an equitable basis. Landlord shall have no liability resulting from any interruption of utility services caused by fire or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause beyond Landlord's reasonable control. If such interruption of services and utilities is due to Landlord's negligent or intentional act or omission, then rent shall be reduced during the period of said interruption to the extent the Premises are not reasonably usable for the use permitted by this Lease because of such interruption of services and utilities. Tenant shall control the temperature in the Premises to prevent freezing of any sprinkler system.

                  3.2  Landlord  shall  repair and  maintain  the roof,  gutter, downspouts, exterior walls, building structure, foundation, exterior paved areas, and curbs of the Premises in good condition. Except for such obligations of Landlord, Tenant shall keep the Premises neatly maintained and in good order and repair. Tenant's responsibility shall include maintenance and repair of the electrical system, plumbing, drainpipes to sewers, air-conditioning and heating systems, overhead and personnel doors, and the replacement of all broken or cracked glass with glass of the same quality. Tenant shall refrain from any discharge that will damage the septic tank or sewers serving the Premises.
Landlord shall grant Tenant a two (2) year warranty for the heating, ventilating, and air conditioning system, provided that Tenant contracts with a reputable space contractor to provide proper maintenance for the system. Such warranty shall be in effect for two (2) years from occupancy.

                  3.3 If the Premises have a separate entrance, Tenant shall keep the sidewalks abutting the Premises or the separate entrance free and clear of snow, ice, debris, and obstructions of every kind.

         4.       Taxes, Assessments, and Operating Expenses.

                  4.1 In conjunction with monthly rent payments, Tenant shall each month pay a sum representing Tenant's proportionate share of real property taxes and operating expenses for the Premises. Such amount shall annually be estimated by Landlord in good faith to reflect actual or anticipated costs. Upon termination of this Lease or annually during the term hereof, Landlord shall compute its actual costs for such expenses during such period. Any overpayment by Tenant shall be credited to Tenant, and any deficiency shall be paid by Tenant within fifteen (15) days after receipt of Landlord's statement. Landlord's records of expenses for taxes and operating expenses may be inspected by Tenant at reasonable times and intervals.

                  4.2 Tenant's proportionate share of real property taxes shall mean that percentage of the total assessment affecting the Premises which is the same as the percentage which the rentable area of the Premises bears to the total rentable area of all buildings covered by the tax statement.

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Tenant's  proportionate  share of operating  expenses for the Building  shall be computed by dividing the rentable area of the Premises by the total rentable area of the Building. If in Landlord's reasonable judgment either of these methods of allocation results in an inappropriate allocation to Tenant, Landlord shall select some other reasonable method of determining Tenant's proportionate share. Landlord and Tenant agree that, for the first year of the term of this Lease, Tenant's proportionate share of operating expenses and real property taxes shall be no more than $.08 per square foot space within the Premises per month. Notwithstanding the above, the increase in Tenant's proportionate share of operating expenses shall not exceed three percent (3%) annually, on a cumulative basis, for the term of this Lease and any extensions thereof, exclusive of real estate taxes.

                  4.3 Real property taxes charged to Tenant hereunder shall include all general real property taxes assessed against the Premises or payable during the lease term, and any rent tax, tax on Landlord's interest under this Lease, or any tax in lieu of the foregoing, whether or not any such tax is now in effect. Tenant shall not, however, be obligated to pay any tax based upon Landlord's net income.

                  4.4 Operating expenses charged to Tenant hereunder shall include all usual and necessary costs of operating and maintaining the Premises, Building, and any surrounding common areas including, but not limited to, the cost of all utilities or services not paid directly by Tenant, property insurance, property management, maintenance and repair of landscaping, parking areas, and any other common facilities. Operating expenses shall not include roof replacement or correction of structural deficiencies of the Building.

         5.       Parking and Storage Areas.

                  5.1 Tenant, its employees, and customers shall have the exclusive right to use any private parking spaces immediately adjacent to the Premises. Tenant shall control the use of such parking spaces so that there will be no unreasonable interference with the normal traffic flow, and shall permit no parking on any landscaped or unpaved surface. Under no circumstances shall trucks serving the Premises be permitted to block streets.

                  5.2 Tenant shall not store any materials, supplies, or equipment outside in any unapproved or unscreened area. If Tenant erects any visual barriers for storage areas, Landlord shall have the right to approve the design and location. Trash and garbage receptacles shall be kept covered at all times.

         6.       Liability Insurance.

                  6.1 Tenant shall not allow any liens to attach to the Premises as a result of its activities. Tenant shall indemnify and defend Landlord from any claim, liability, damage or loss arising out of any activity on the Premises or within the Building or the common areas serving the Building, by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this Lease.

                  6.2 Tenant shall carry general liability insurance on an occurrence basis with combined single limits of not less than $1,000,000. Such insurance shall be provided by an insurance carrier reasonably acceptable to Landlord and shall be evidenced by a certificate delivered to Landlord stating that the coverage will not be canceled or materially altered without ten (10) days' advance written notice to Landlord. Landlord shall be named as an additional insured on such policy.

                  6.3 Landlord shall indemnify and defend Tenant from any claim, liability, damage, or loss arising out of the negligence or intentional misconduct on the Premises or within the common areas serving the Premises by Landlord or its agents.

         7.       Property Damage; Subrogation Waiver.

                  7.1 If fire or other casualty causes damage to the Building or the Premises in an amount exceeding thirty percent (30%) of the full construction-replacement cost of the Building or Premises, respectively, Landlord may elect to terminate this Lease as of the date of the damage by notice in writing to Tenant within thirty (30) days after such date. Otherwise, Landlord shall promptly repair the damage and restore the Premises to their former condition as soon as practicable. Rent shall be reduced during the period to the extent the Premises are not reasonably usable for the use permitted by this Lease because of such damage and required repairs.

                  7.2 Landlord shall be responsible for insuring the Building, and Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises.

                  7.3 Landlord and Tenant each hereby releases the other, and the other's partners, officers, directors, agents and employees, from any and all liability and responsibility to the releasing party and to anyone claiming by or through it or under it, by way of subrogation or otherwise, for all claims, or demands whatsoever which arise out of damage or destruction of property occasioned by perils which can be insured by an All Risk Property Insurance Coverage Form. Landlord and Tenant grant this release on behalf of themselves and their respective insurance companies and each represents and warrants to the other that it is authorized by its respective insurance company to grant the waiver of subrogation contained in this Paragraph 7.3. This release and waiver shall be binding upon the parties whether or not insurance coverage is in force at the time of the loss or destruction of property referred to in this Paragraph 7.3.

         8.       Condemnation.

                  If a condemning authority takes the entire Premises or a portion sufficient to render the remainder unsuitable for Tenant's use, then either party may elect to terminate this Lease effective on the date that title passes to the condemning authority. Otherwise, Landlord shall proceed as soon as practicable to restore the remaining Premises to a condition comparable to that existing at the time of the taking. Rent shall be abated during the period of restoration to the extent the Premises are not reasonably usable by Tenant, and rent shall be reduced for the remainder of the term in an amount

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equal to the reduction in rental value of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord.

         9.       Assignment and Subletting.

                  9.1 Tenant shall not assign its interest under this Lease nor sublet the Premises without first obtaining Landlord's consent in writing, which consent shall not be unreasonably withheld or delayed. This provision shall apply to all transfers by operation of law or through mergers and transfers of 51% or more of the voting stock of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this Lease and no one assignment or subletting shall be a consent to any further assignment or subletting. If Tenant assigns this Lease or sublets the Premises for an amount in excess of the rent called for by this Lease, one-half of such excess shall be paid to Landlord promptly as it is received by Tenant.

                  9.2 Subject to the above limitations on transfer of Tenant's interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

         10.      Default.

                  Any of the following shall constitute a default by Tenant under this Lease:

                  10.1 Tenant's failure to pay rent or any other charge under this Lease within ten (10) business days after it is due, or failure to comply with any other term or condition within twenty (20) business days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the twenty (20) business day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible. Time is of the essence.

                  10.2 Tenant's assignment for the benefit of its creditors; Tenant's commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer; or the appointment of a receiver for Tenant's properties.

         11.      Remedies for Default.

                  In case of default as described in Paragraph 10 above, Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

                  11.1 Terminate this Lease without relieving Tenant from its obligation to pay damages.

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                  11.2 Retake possession of the Premises by summary proceedings, in which case Tenant's liability to Landlord for damages shall survive the tenancy. Landlord may, after such retaking of possession, relet the Premises upon any reasonable terms. No such reletting shall be construed as an acceptance of a surrender of Tenant's leasehold interest.

                  11.3 Recover damages caused by Tenant's default which shall include reasonable attorneys' fees at trial and on any appeal therefrom. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the Lease equal to the difference between the rent under this Lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the rate of six (6%) percent per annum.

                  11.4 Make any payment or perform any obligation required of Tenant so as to cure Tenant's default, in which case Landlord shall be entitled to recover all amounts so expended from Tenant, plus interest at the rate of ten percent (10%) per annum from the date of the expenditure.

         12.      Surrender on Termination.

                  12.1 On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord, have final utility readings made on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems in good operating condition, all signing removed and defacement corrected, and all repairs called for under this Lease completed. The Premises shall be delivered in the same condition as at the commencement of the term, subject only to depreciation and wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and all damage resulting from such removal. Failure to remove said property shall be an abandonment of same, and Landlord may dispose of it.

                  12.2 If Tenant fails to vacate the Premises when required, Landlord may elect either to treat Tenant as a tenant from month to month, subject to all provisions of this Lease except the provision for term, or to eject Tenant from the Premises and recover damages caused by wrongful holdover.

         13.      Landlord's Liability.

                  13.1 Landlord warrants that so long as Tenant complies with all terms of this Lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord or persons claiming through Landlord.

                  13.2 All persons dealing with Columbia Tech Center, L.L.C. (the "Limited Liability Company") must look solely to the property and assets of the Limited Liability Company for the payment of any claim against the Limited Liability Company or for the performance of any obligation of the Limited Liability Company as neither the officers, directors, employees, nor agents of the

Limited Liability Company assume any personal liability for obligations entered into on behalf of the Limited Liability Company (or its predecessors in interest) and their respective properties shall not be subject to the claims of any person in respect of any such liability or obligation.

         14.      Mortgage or Sale by Landlord; Estoppel Certificates.

                  14.1 This Lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this Lease and affecting the Building and the land upon which the Building is located. However, if any lender holding an Encumbrance secured by the Building and the land underlying the Building requires that this Lease be subordinate to the Encumbrance, then Tenant agrees that this Lease shall be subordinate to the Encumbrance if the holder thereof agrees in writing with Tenant that so long as Tenant performs its obligations under this Lease no foreclosure, deed given in lieu of the foreclosure or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant's rights under this Lease. If the foregoing condition is met, Tenant shall execute the written agreement and any other documents required by the holder of the Encumbrance to accomplish the purposes of this paragraph.

                  14.2 If the Building is sold as a result of foreclosure of any Encumbrance thereon or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee, after completion of the sale as a result foreclosure proceedings, the transferor shall have no further liability hereunder. Landlord shall remain obligated to Tenant for all obligations arising under this Lease that are not transferred to the purchaser or transferee as part of the sale as a result of foreclosure.

                  14.3 This Lease shall not be recorded without the consent of Landlord and Tenant. However, either party may request that a memorandum of this Lease be recorded in a form reasonably acceptable to both. The requesting party shall pay all costs of recording.

                  14.4 Either party shall within twenty (20) days after notice from the other execute and deliver to the other party a certificate stating whether or not this Lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

         15.      Disputes - Attorneys' Fees.

                  In the event of any litigation arising out of this Lease, the prevailing party shall be entitled to recover from the other party, in addition to all other relief provided by law or judgement, its reasonable costs and attorneys' fees incurred both at and in preparation for trial and any appeal or

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review,  such amount to be as determined by the court(s) before which the matter is heard. Disputes between the parties which are to be litigated shall be tried before a judge without a jury.

         16.      Severability.

                  If any provision of this Lease is held to be invalid, unenforceable or illegal the remaining provisions shall not be affected and shall be enforced to the fullest extent permitted by law.

         17.      Late Charges.

                  Landlord may at its option impose a late charge of $.05 for each $1.00 of rent for rent payments made more than ten (10) days late in addition to other remedies available for default.

         18.      General Provisions.

                  18.1 Waiver by either party of strict performance of any provision of this Lease shall not be a waiver of nor prejudice the party's right otherwise to require performance of the same provision or any other provision.

                  18.2 Subject to the limitations on transfer of Tenant's interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

                  18.3 Landlord shall have the right to enter upon the Premises after giving Tenant twenty-four (24) hour verbal notice, excepting that Landlord shall not be required to give such notice in times of emergency, to determine Tenant's compliance with this Lease, to make necessary repairs to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. During the last two months of the term, Landlord may place and maintain upon the Premises notices for leasing or sale of the Premises.

                  18.4 If this Lease commences or terminates at a time other than the beginning or end of one of the specified rental periods, then the rent (including Tenant's share of real property taxes, if any) shall be prorated as of such date, and in the event of termination for reasons other than default all prepaid rent shall be refunded to Tenant or paid on its account.

                  18.5 Tenant shall within ten (10) days following Landlord's written request deliver to Landlord a written statement specifying the dates to which the rent and other charges have been paid, whether the Lease is unmodified and in full force and effect, and any other matters that may reasonably be requested by Landlord.

                  18.6 Notices between the parties relating to this Lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this Lease or to such other address as either party may specify by notice to the other. Rent shall be payable to Landlord at the same address and in the same manner.

                  18.7 This Lease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior representations, understandings and agreements, whether written or oral. No supplement, modification or waiver of any provision of this Lease shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Lease shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly provided.

         19.      Environmental.

                  19.1 Definitions. The term "Environmental Law" shall mean any federal, state or local statute, regulation or ordinance or any judicial or other governmental order pertaining to the protection of health, safety or the environment. The term "Hazardous Substance" shall mean any hazardous, toxic, infectious or radioactive substance, waste and material as defined or listed by any Environmental Law and shall include, without limitation, petroleum oil and its fractions.

                  19.2 Use of Hazardous Substances. Tenant shall not cause or permit any Hazardous Substance to be spilled, leaked, disposed of or otherwise released on or under the Premises. Tenant may use and sell on the Premises only time Hazardous Substances typically used and sold in the prudent and safe operation of the business permitted by Paragraph 1 of this Lease. Tenant may store such Hazardous Substances on the Premises, but only in quantities necessary to satisfy Tenant's reasonably anticipated needs. Tenant shall comply with all Environmental Laws and exercise the highest degree of care in the use, handling and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled or stored on the Premises.

                  19.3 Notices. Tenant shall immediately notify Landlord upon becoming aware of the following: (a) any spill, leak, disposal or other release of a Hazardous Substance on, under or adjacent to the Premises; (b) any notice or communication from a governmental agency or any other person relating to any Hazardous Substance on, under or adjacent to the Premises; or (c) any violation of any Environmental Law with respect to the Premises or Tenant's activities on or in connection with the Premises.

                  19.4 Spills and Releases. In the event of a spill, leak, disposal or other release of a Hazardous Substance on or under the Premises caused by Tenant or any of its contractors, agents or employees or invitees, or the suspicion or threat of the same, Tenant shall (i) immediately undertake all emergency response necessary to contain, cleanup and remove the released
Hazardous Substance, (ii) promptly undertake all investigatory, remedial, removal and other response action necessary or appropriate to ensure that any Hazardous Substances contamination is eliminated to Landlord's reasonable satisfaction, and (iii) provide Landlord copies of all correspondence with any governmental agency regarding the release (or threatened or suspected release) or the response action, a detailed report documenting all such response action, and a certification that any contamination has been eliminated. All such response action shall be performed, all such reports shall be prepared and all such certifications shall be made by an environmental consultant reasonably acceptable to Landlord.

                  19.5 Condition Upon Termination. Upon expiration of this Lease or sooner termination of this Lease for any reason, Tenant shall remove all Hazardous Substances and facilities used for the storage or handling of Hazardous Substances from the Premises and restore the affected areas by repairing any damage caused by the installation or removal of the facilities. Following such removal, Tenant shall certify in writing to Landlord that all such removal is complete.

                  19.6 Assignment and Subletting. Notwithstanding the provisions of Paragraph 9 of this Lease, it shall not be unreasonable for Landlord to withhold its consent to any assignment, sublease or other transfer of the Tenant's interest in this Lease if a proposed transferee's anticipated use of the Premises involves the generation, storage, use, sale, treatment, release or disposal of any Hazardous Substance.

                  19.7     Indemnity.

                           19.7.1  By Tenant.   Tenant shall  indemnify,  defend
and hold harmless Landlord, its employees and agents, any persons holding a security interest in the Premises, and the respective successors and assigns of each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation attorneys' fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on the Premises by Tenant or any of its contractors, agents or employees or invitees. Tenant's obligations under this paragraph shall survive the expiration or termination of this Lease for any reason. Landlord's rights under this paragraph are in addition to and not in lieu of any other rights or remedies to which Landlord may be entitled under this agreement or otherwise.

                           19.7.2  By Landlord. Landlord shall indemnify, defend
and hold harmless Tenant and its officers, directors, employees, invitees and agents and the respective successors and assigns of each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation attorneys' fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the actual or alleged use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous
Substances on the Premises by Landlord, or any of its contractors, agents or employees or by Landlord's previous tenants of the Premises. Landlord's obligations under this paragraph shall survive the expiration or termination of this Lease for any reason. Tenant's rights under this paragraph are in addition to and not in lieu of any other rights or remedies to which Tenant may be entitled under this Agreement or otherwise.

         20.      Americans with Disabilities Act ("ADA").

                  Tenant shall, at its expense, comply with all applicable provisions of Title I of the Americans with Disabilities Act of 1990 ("the Act") related to its specific use of the Premises, and Landlord shall have no responsibility for compliance with the provisions of Title I of the Act. Landlord shall, at its expense, cause the Building to comply with, during the term of this Lease and any extensions thereof, applicable provisions of Title III of the Americans with Disabilities Act of 1990 which relate to architectural barriers and communication barriers which are structural in nature so long as such compliance is readily achievable, as the term readily achievable is defined in the Act.

         21.      Landlord's Warranties and Representations.

                  Landlord represents and warrants that, as of the commencement of the lease term, to the best of Landlord's knowledge: (i) the Premises are free from all latent and patent defects, and all mechanical systems servicing the Premises (including, but not limited to, electrical, plumbing, and heating, ventilating and air-conditioning) are in good working order, condition and repair; and (ii) the Premises are in compliance with all applicable federal, state and local laws, rules and regulations and ordinances including, but not limited to, all building codes and Title III of the Americans with Disabilities Act of 1990.

         22.      Brokerage.

                  Landlord and Tenant each warrants to the other that it has not incurred any obligation for finders' fees or brokers' commissions in connection with this transaction, except for the employment by Landlord of Mr. Kirk D. Robertson and Mr. Bill Connelly of Norris, Beggs & Simpson as broker. Landlord shall be responsible for the commission due the broker. Landlord and Tenant shall each indemnify the other against any claim arising out of any breach of the warranty contained in this paragraph.

         23.      Building Location.

                  Landlord reserves the right to change the location of the Building within Columbia Tech Center.

         24.      First Right of Notice.

                  24.1 Up to ninety (90) days prior to Tenant's taking possession of the Premises, Tenant shall have the exclusive right to lease the approximately 20,000 square feet of warehouse and office space adjacent to the Premises. Landlord agrees to negotiate in good faith with Tenant for the lease of such adjacent space.

                  24.2 After ninety (90) days prior to Tenants taking possession of the Premises, Tenant shall have the First Right of Notice for the approximately 20,000 square feet of warehouse and office space adjacent to the Premises. Landlord shall notify Tenant of the availability of such space, and Tenant shall have seven (7) business days to enter into good faith negotiations for the First Right of Notice space in the event Landlord begins negotiations with a third party for the First Right of Notice space. Landlord agrees to negotiate in good faith with Tenant for the lease of such First Right of Notice space.

         25.      Option to Renew.

                  If not then in default, Tenant shall have the option to renew this Lease for one additional 5-year term by giving Landlord written notice of intent to extend at least 180 days prior to expiration of the preceding term. All provisions of this Lease shall apply during the extended term, except that rent for the renewal period shall be an amount agreed upon by parties at least 90 days prior to commencement of the renewal period, but in no case less than that of the preceding term.

         26.      Tenant Improvements.

                  Landlord shall, at its expense, cause construction of tenant improvements within the Premises in accordance with the approved Plans and
Specifications called for in this paragraph. All improvements shall be constructed using Columbia Tech Center tenant finish standards as outlined on the attached Exhibit B. Tenant improvements shall be installed using industry standard materials installed in a good and workmanlike manner by qualified craftsmen. Said improvements shall be constructed from Plans and Specifications prepared by Landlord's architect subject to applicable building codes as interpreted by the governing jurisdiction. Said improvements shall include, but not be limited to, the following:

                  26.1 The construction of approximately 600 square feet of air conditioned and heated office space within the Premises to a mutually acceptable space plan;

                  26.2 The installation of all plumbing, electrical, mechanical and sprinkler systems;

                  26.3 The installation of all doors, including shipping and receiving doors, which are to be in proper working order;

                  26.4 The installation of lighting and gas space heaters in the warehouse portion of the Premises;

                  26.5 The construction of two (2) ADA compliant Restrooms with the Premises;

                  26.6 The   installation  of  two  (2)  dock  levelers  in  the
warehouse portion of the Premises; and

                  26.7 The construction of a demising wall between the Premises and the adjacent space.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the date first above written.

                                    LANDLORD:

                                    COLUMBIA TECH CENTER, L.L.C.,
                                    a Washington limited liability company

                                    By:  Pacific Realty Associates, L.P.,
                                             a Delaware limited partnership
                                             its Member

                                             By: PacTrust Realty, Inc.,
                                                      a Delaware corporation,
                                                      its General Partner

Date:      2-10       , 1998                             By:  /s/ David G. Hicks
     -----------------                                     ---------------------
                                                                 David G. Hicks
                                                                 Vice President

                             Address  for   Notices/Rent Payments to Landlord:
                             15350 S.W. Sequoia Parkway, #300-WPMC
                             Portland, OR 97224

                             TENANT:

                             LABTEC, INC.,
                             a Delaware corporation

Date:    2-6     , 1998      By:      /s/ J.E. Hillman
     ------------                  ---------------------------------------------
                             Name:    J.E. Hillman
                                   ---------------------------------------------
                             Title:     CFO
                                   ---------------------------------------------


Date:            , 1998      By:
     ------------                  ---------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                   ---------------------------------------------

                             Address for Legal Notices to Tenant:
                             1499 S.E. Tech Center Place
                             Suite 350
                             Vancouver WA 98683

                             Address for Invoices to Tenant:
                             1499 S.E. Tech Center Place
                             Suite 350

                              Vancouver WA  98683

                              Tenant Employer Identification Number
                               91-1644386

                         (Acknowledgment by Individual)

STATE OF                                   )
          ---------------------------------
                                           ) ss.
County of
          ---------------------------------)

         On this _____ day of _____, 199__, before me, personally appeared ___________ to me known to be the individual described in and who executed the foregoing instrument, and acknowledged to me that he signed the said instrument as __________ free and voluntary act and deed for the uses and voluntary act and deed for the uses and purposes therein mentioned.


                                      ------------------------------------------
                                      Notary Public for ________________________
                                      My Commission Expires:____________________


                         (Acknowledgment by Corporation)

STATE OF  Washington                       )
                                           ) ss.
County of Clark                            )

         On this 6th day of Feb., 1998, before me, personally appeared J.E. Hillman and --- to me known to be the C.F.O. and -----, respectively, of Labtec, Inc., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he authorized to execute the said instrument.

                                      /s/ Lyn Glover
                                      Notary Public for Washington
                                      My Commission Expires: May 29, 1999

               (Acknowledgment by Pacific Realty Associates, L.P.)

STATE OF OREGON                            )
                                           ) ss.
County of  WASHINGTON                      )

         On this 10th day of February, 1998, before me, personally appeared David G. Hicks, who, being first duly sworn, did say that he is the Vice
President  of  PacTrust  Realty,   Inc.,   General  Partner  of  Pacific  Realty
Associates, L.P., member of Columbia Tech Center, L.L.C.

                                      WITNESS my hand and official seal.

                                      /s/ Gaylee Kim Taylor
                                      Notary Public for Oregon
                                      My Commission Expires: 05-29-01

                        LABTEC ENTERPRISES, INCORPORATED

                                   EXHIBIT "A"

                          [MAP OF COLUMBIA TECH CENTER]

                                   EXHIBIT "B"


                            LABTEC ENTERPRISES, INC.
                      BUILDING NO. 28, COLUMBIA TECH CENTER
                          TENANT IMPROVEMENT STANDARDS
                           LIGHT INDUSTRIAL BUILDINGS


                                 February 4,1998

GENERAL -

The cost of standard tenant improvement work described below shall be covered under the tenant improvement allowance.

         ARCHITECTURE AND ENGINEERING: Architecture and engineering required to obtain a building permit are included for standard office and warehouse occupancy classifications.

         PERMITS/FEES: Building permits, plan check fees, fire and life safety review charges, sewer connection fees and SDC's are included for standard office and warehouse occupancy classifications.

         EXCLUSIONS: Items noted as "excluded" are items which Landlord will consider for inclusion but are not included in a typical improvement and do not generally fit within a "building standard" tenant improvement allowance.

EXTERIOR AND BUILDING SHELL -

         EXTERIOR: Modifications to sitework and exterior building shell to accommodate unusual tenant needs are excluded. This would include patios; equipment pads; noise or special visual screening; modifications to exterior building walls, windows, or doors; and upgrading of electrical, storm sewer or sanitary sewer systems. Exterior fencing is excluded.

         TENANT ENTRIES AND MAN-DOORS: Tenant entry shall include a single storefront door in the aluminum storefront system. Exterior man-doors into warehouse areas shall be 3' x 7' hollow metal with Schlage "D" series lever locks. Special access systems, card lock entries, and unusual door hardware items are excluded.

         OVERHEAD DOORS: Exterior overhead doors shall be steel sectional type, manually operated, vertical or high lift configuration.

         ELECTRICAL: Building shell electrical system includes the main electrical service (1200 Amp, 277/480 Volt, 3-phase) to be shared by building tenants and "house" panels for exterior lighting and common area power requirements. Tenant improvement electrical service includes distribution of power from the main building service to tenant subpanels and the addition of any tenant subpanels within the tenant space. Generators and UPS systems are excluded.

WAREHOUSE AREAS -

         DEMISING WALLS:

                  Demising walls shall extend from floor level to the underside of the building roof structure. Demising walls in buildings with clear height 18 feet and less shall be constructed using metal studs with 5/8" sheetrock each side. Fiberglass batt insulation shall be provided in metal stud demising walls from floor to 9 feet high.

                  Demising walls in 18' to 24' clear height buildings shall be constructed using wood studs spaced approximately 4 feet on center and a single layer of 5/8" plywood connected to studs with wood "stops". Wood demising walls are uninsulated.

         EXTERIOR WALLS: Exterior walls within warehouse areas shall remain unpainted, exposed concrete. Insulation for exterior walls within warehouse arm is excluded.

         CEILINGS/ROOF STRUCTURE: Minimum of 24' clear height to structure. Finished ceilings within warehouse areas are excluded. Roof structure is insulated with R-19 insulation and shall remain exposed. Painting of roof structure and supporting elements is excluded.

         FLOORING:  Warehouse floor shall be exposed, sealed concrete.

         PLUMBING: Special plumbing such as process water and waste systems are excluded under standard tenant improvements.

         FIRE PROTECTION: Building shell fire protection system includes service to the building and overhead sprinkler piping and heads. The warehouse fire protection system shall be designed with roof level density of up to a 0.495 gpm/2000 s.f. (ESFR system not included), with up to four
         (4) small hose stations included. Modifications to the overhead system shall be provided if required to accommodate demising wall layout.

         H.V.A.C.: Gas fired unit heaters shall provide heating in warehouse areas for freeze protection of overhead water piping only. Special production area H.V.A.C. and special structural supports for mechanical equipment are excluded.

         ELECTRICAL: Warehouse lighting shall be provided using fluorescent fixtures to approximately 10-15 foot-candles measured 30" above floor; warehouse lights to be switched from a location near the office. Except for unit heater connections and a single duplex outlet near tenant's phone board, power connections and outlets within warehouse areas are excluded.

IMPROVED OFFICE AREAS -

         CONCRETE: Existing concrete slab on grade shall be sawcut, removed, and poured back for underslab utilities as necessary.

         EXTERIOR WALLS: Exterior concrete walls within improved office areas shall receive metal stud furring, insulation, and 5/8" smooth finished sheetrock. Exterior framed walls within improved office areas shall receive thermal insulation and 5/8" smooth finished sheetrock from floor to 9 feet high.

         OFFICE/WAREHOUSE SEPARATION WALLS: Walls separating improved office areas and warehouse areas shall extend from floor level to 12 feet above floor. Such walls shall be constructed using metal studs, fiberglass batt insulation from floor to 9 feet high, and 5/8" sheetrock each side. Sheetrock shall extend from floor to top of framing on the warehouse side of the wall and from floor to ceiling level on the office side of the wall.

         INTERIOR PARTITIONS: Interior partitions shall extend from floor level to the underside of ceiling grid. Interior partitions shall be constructed using 3-1/2" metal studs at 24" on center and 5/8" smooth finished sheetrock each side. Batt insulation shall be provided in walls surrounding toilet and conference rooms.

         INTERIOR DOORS: Interior doors shall be nominal 3'-0" by 7'-0" solid core oak with light Watco finish ("Building Standard Finish") in Timely door frames, factory pre-painted in standard off-white color ("Building Standard Frame"). Door hardware to include 1-1/2 pair butts, Schlage "AL" series lever latch, and wall stop for each door. Door hardware finish to be polished chrome.

         RELITES: Relites are excluded for standard tenant improvements. When used, relites shall include 1/4" tempered glass in Building Standard Frame.

         CABINETS AND MILLWORK: Plastic laminate covered countertops shall be provided with counter-mounted lavatories in each toilet room. Cabinets to be constructed to A.W.I. standards with plastic laminate covered tops, fronts, and sides. Cabinet interiors shall be constructed of melamine or standard low pressure laminate on particle board substrate. Concealed hinges, heavy-duty drawer hardware, and wire pulls shall be included for all drawers or doors. One 4' by 4' plywood mounting board is included for tenant's phone equipment. Wall paneling, wood base, shelving, and other special millwork items are excluded.

         ACOUSTICAL CEILINGS: Acoustical ceiling to be 2' by 2' tegular edge ceiling tile (Armstrong Minatone #705 Fissured) in standard suspended grid. Ceiling height to be approximately 9 feet.

         FLOOR COVERINGS: Floor covering colors shall be selected by Tenant from Landlord's standard finish options. Carpet shall be cut pile or loop as selected by Tenant. Cut pile carpet shall be installed on carpet pad. VCT shall be installed in lunch rooms, copy rooms, storage rooms, and other appropriate locations. Sheet vinyl flooring shall be provided in toilet rooms. Rubber base shall be 4" high in continuous lengths. 6" high rubber base shall be used in toilet rooms. Coved base to be used in areas with resilient flooring; flat base to be used in carpeted areas. Quarry or ceramic tiles, wood flooring, raised computer floors, and other special floor finishes are excluded.

         PAINTING AND WALL COVERING: All interior walls in improved office areas shall receive primer and two coats of fresh paint. Paint color is to be selected from Landlord's standard color options. Plastic laminate wainscot shall be provided on "wet" walls within toilet rooms. Vinyl, fabric, and other special wall coverings are excluded.

         WINDOW COVERINGS: Exterior windows shall be covered with vertical blinds (solid plastic slats), in building standard color. Window coverings are excluded on doors and interior glass systems.

         APPLIANCES: Appliances such as dishwashers, refrigerators, garbage disposers, and microwave ovens; and vending machines, coffee makers or other similar equipment are excluded.

         FURNITURE AND ACCESSORIES: Toilet room accessories include one toilet paper holder and one seat cover dispenser for each water closet, one paper towel dispenser for each toilet room, and grab bars where required by code. All toilet accessories shall be surface mounted units. One counter mounted soap dispenser shall be provided for each toilet room lavatory. Furniture, coat hooks, desk partitions, tack boards, white boards, projection screens, fire extinguishers and cabinets, lockers, and other miscellaneous accessories are excluded.

         PLUMBING: Plumbing shall be provided within the tenant area to serve necessary toilet facilities, a Lunch Room sink, and drinking fountain if required by code. Special plumbing work such as showers and vending machine connections are excluded.

         FIRE PROTECTION: Existing overhead fire protection system shall be modified as required for tenant improvement ceiling and wall layout. Fire protection work includes the addition of "drops" to ceilings and chrome, semi-recessed sprinkler heads.

         H.V.A.C.: Roof-top gas/electric packaged HVAC units shall provide heating and cooling to finished office areas. Typical office cooling to be approximately 400 square feet per ton. Maximum roof top unit size to be 7.5 ton. Each zone to be thermostatically controlled. Special production or clean room H.V.A.C., special computer room mechanical work, and special structural support of mechanical equipment are excluded. Ceiling mounted or roof-top mounted (Landlord's option) exhaust fans shall be provided for toilet room locations.

         ELECTRICAL:

                  Office area electrical work includes furnishing and installation of lighting, power outlets, mud rings with pull strings for phone/data locations, and power connections to HVAC equipment. Electrical deeds to be intermediate grade with wiring systems to meet code. Generators and UPS systems are excluded.

                  Office lighting shall be provided using 2' by 4' fluorescent light fixtures with standard acrylic lenses. Wattage available for lighting for each tenant space is governed by the Washington Energy Code.

                  Special architectural lighting (track lighting, spot lighting, down lights, wall sconces, etc.) is excluded. Dual level light switching is excluded. Lighting lamps, ballasts, and controls shall meet electrical energy consumption code requirements.

                  Duplex outlets shall be provided 2 each per 120 square feet of improved office area. Power supply for Tenant desk partitions to be provided at wall, floor, or power pole locations only; connection to tenant's partition system and wiring within desk partitions are excluded. Mud rings with pull strings to the area above ceiling shall be provided 2 each per 240 square feet of improved office area for Tenant installed telephone and data wiring. Cover plates and receptacles for telephone and data wiring and unused mud rings shall be provided by the Tenant's phone or data wiring vendor.

         FIRE ALARM: Fire alarm and smoke detection systems shall be provided if required by the local governing jurisdictions.

         SECURITY SYSTEMS: Security systems are excluded.

         TELEPHONE AND COMPUTER SYSTEMS: Telephone, data, and computer system equipment and wiring are excluded. Tenant phone equipment shall be provided by tenant and located within the tenant area.

                                       -6-